EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about July 25, 1997) pertaining to the Wachovia Corporation Stock Plan of our report dated January 15, 1997, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP
                                                 ---------------------
                                                     Ernst & Young LLP

Winston-Salem, North Carolina
July 23, 1997